EXHIBIT 23.3

                          Independent Auditors' Consent

The Board of Directors and Stockholders
FirstCity Financial Corporation:


              We consent to incorporation by reference in the registration statement on Form S-8 of First City Financial Corporation and subsidiaries of our report dated February 8, 1995, relating to the consolidated statements of income, stockholders' equity, and cash flows of J-Hawk Corporation and subsidiaries, the predecessor entity of FirstCity Financial Corporation, for the year ended December 31, 1994, which report appears in the December 31, 1996 annual report on Form 10-K/A No. 1 of FirstCity Finncial Corporation and subsidiaries.


                                       JAYNES, REITMEIER, BOYD & THERRELL, P.C.


Waco, Texas
April 28, 1997